Exhibit 10.1

CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (this “Agreement”) is made and entered into as of this 14th day of January, 2010 (the “Effective Date”) by and between United Bancshares, Inc., an Ohio corporation with its principal office located in Columbus Grove, Ohio (“United”), The Union Bank Company, an Ohio state-chartered bank with its principal office located in Columbus Grove, Ohio (“Union”) and Daniel W. Schutt, a resident of Ohio (the “Employee”).  United and Union, individually and in the aggregate are referred to herein as the Company.  Capitalized terms used but not defined in the text of this Agreement shall have the meaning set forth in Annex A attached hereto.

W I T N E S S E T H:

WHEREAS, the Employee is employed as the President and CEO of United Bancshares, Inc.; and

WHEREAS, the Board of Directors of the Company recognizes the possibility that a change in control may occur and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders; and

WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee in order to assure continuity of management and to reinforce and encourage the attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Company; and

WHEREAS, the Board of Directors of the Company approved and authorized the execution of this Agreement with the Employee.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

1.

TERM.  The term of this Agreement shall commence on the Effective Date and shall terminate upon the earlier of (i) the date on which payment is made of the Change in Control Payment due to the Employee hereunder, (ii) the date on which the Employee’s employment terminates for any reason other than in conjunction with a Change in Control as described herein, or (iii) upon the expiration of four years from the Effective Date.

2.

CHANGE IN CONTROL PAYMENT.

a.

Cause for Payment.  If, at any time during the period beginning 120 days prior to a Change of Control and ending one year after said Change of Control, either (i) the Employee’s employment is involuntarily terminated for any reason other than Cause or (ii) the Employee voluntarily terminates his employment for Good Reason, the Company shall provide a Change in Control Payment to the Employee as set forth below.

b.

Amount of Change in Control Payment.  The Change in Control Payment shall be a lump sum payment as follows:

1.

For a Change in Control during Year 1 after the Effective Date……………………..

$500,000

2.

For a Change in Control during Year 2 after the Effective Date……………………..

$375,000

3.

For a Change in Control during Year 3 after the Effective Date……………………..

$250,000

4.

For a Change in Control during Year 4 after the Effective Date……………………..

$125,000

Upon the expiration of four years after the Effective Date, there will be no obligation under any circumstance to make a Change in Control Payment to Employee.

c.

Timing of Change in Control Payment.  The Change in Control Payment shall be paid to the Employee (i) not later than thirty (30) days after the effective date of the Change in Control if the termination giving rise to the Change in Control Payment occurs before the effective date of the Change in Control; or (ii) thirty (30) days after the date of termination giving rise to the Change in Control Payment if such termination occurs after the effective date of the Change in Control.

3.

OTHER BENEFITS.  The Change in Control Payment described in this Agreement shall be in addition to any other retirement or other benefits payable to the Employee under any plan, fund or program maintained by the Company.

4.

SUCCESSOR.  The Company will require any successor as the result of a Change in Control to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform hereunder.  Failure of the Company to obtain such assumption and agreement prior to the effectiveness of the Change in Control shall be a breach of this Agreement and shall entitle the Employee to the Change in Control Payment from the Company in the same amount and on the same terms as the Employee would be entitled to hereunder upon the occurrence of a termination (other than an involuntary termination for cause) during the period described in paragraph 2(a), above.

5.

WITHHOLDING.  All payments to the Employee under this Agreement will be subject to applicable withholding of state and federal taxes.

6.

MISCELLANEOUS.

a.

Obligation of the Company.  The Company and successors, and not the Board of Directors of the Company or any member thereof, shall be liable for any and all claims made in connection with this Agreement and for any and all payments to which the Employee may be entitled under this Agreement.  The Agreement shall be unfunded.

b.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of the Employee, and the successors and assigns of the Company, except that the Employee may not assign this Agreement.

c.

Modification.  This Agreement may not be changed, amended, or modified except by a writing signed by all parties hereto.

d.

Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by a commercially reputable overnight delivery service, delivery charges prepaid, at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

The Company:

The Employee:

United Bancshares, Inc.

Daniel W. Schutt

ATTN:  Human Resources

216 Woodland Dr

100 S. High Street

Antwerp, Ohio  45813

Columbus Grove, OH 45830

e.

Governing Law.  This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to the agreements made and to be performed solely within such state.

f.

Headings.  The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.

g.

No Mitigation.  The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

h.

Confidentiality.  Employee agrees not to disclose the existence of this Agreement or its terms to anyone other than the Employee’s attorney and the Employee’s financial and tax advisors.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

UNITED BANCSHARES, INC.

EMPLOYEE:

By: /s/James N. Reynolds

Daniel W. Schutt

(Name)

Name: James N. Reynolds

Title:   Chairman

/s/Daniel W. Schutt

(Signature)

THE UNION BANK COMPANY

(Title)

By: /s/James N. Reynolds

Name: James N. Reynolds

Title:   Director

Change of Control Agreement

Annex A

“Cause” means:  (a) commission of a willful act of dishonesty in the course of the Employee’s duties; (b) conviction by a court of competent jurisdiction of a crime constituting a felony; (c) the Employee’s continued, habitual intoxication or performance under the influence of controlled substances during working hours; (d) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism; (e) the Employee’s continued personal misconduct, inability or refusal to substantially perform his duties and responsibilities as determined by the Board of Directors of the Company or by a state or federal banking regulatory agency that has jurisdiction over the Company; or (f) material deviation from reasonable financial goals or operational policies established by the Board.  A termination of the Employee for “cause” based on either or both of subsection (d) or (e) above shall take effect thirty (30) days after the Company gives written notice of such termination to the Employee specifying the conduct deemed to qualify as cause, unless the Employee shall, during such thirty (30) day period, remedy the events or circumstances constituting cause to the reasonable satisfaction of the Company.

“Change in Control” means:  (a) the reorganization, recapitalization, consolidation, merger or other business combination of the Company (whether or not the Company is the surviving and continuing entity) in which the shareholders of the Company immediately prior to such transaction own 60% or less of the outstanding voting shares of the resulting company, (b) the transfer of all or substantially all of the assets of the Company to a third party that is not affiliated with the Company, or (c) the purchase by any Person or group of Persons that are not affiliated with the Company, of 40% or more of the outstanding voting shares of the Company.  For purposes of this definition, “affiliated” shall mean and describe any Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company.  “Control” shall mean the power to direct the management policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  “Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation or institution.

“Good Reason” means:  (a) a material diminution of Employee's duties, responsibilities, compensation or benefits, (b) a reduction by the Company, or its successor, in Employee's annual base salary as in effect as of the date hereof or as the same may be increased from time to time, or (c) the Company, or its successor, requires Employee to relocate to an office more than twenty-five miles from Columbus Grove, Ohio.